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
                    KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER SHARE
                         SIX MONTHS ENDED DECEMBER 31, 1994
                                    (UNAUDITED)


Net income, six months ended December 31, 1994  . . . . . . . . . . .                 $20,083,000

Dividends declared:
  Class A Common -- $.4150 per share  . . . . . . . . . . . . . . . .    $(3,045,000)
  Class B Common -- $.42 per share  . . . . . . . . . . . . . . . . .     (5,784,000)
                                                                                       (8,829,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . . .                 $11,254,000

Undistributed earnings divided
  by 21,119,602 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . . .                      $.5329


                                                                             Class A      Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . . .         $.5329       $.5329

Assumed distribution of earnings  . . . . . . . . . . . . . . . . . .          .4150        .4200

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . .         $.9479       $.9529

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $.95         $.95

                        COMPUTATION OF EARNINGS PER SHARE
                        SIX MONTHS ENDED DECEMBER 31, 1993
                                    (UNAUDITED)


Net income, six months ended December 31, 1993  . . . . . . . . . . .                 $18,684,000

Dividends declared:
  Class A Common -- $.4150 per share  . . . . . . . . . . . . . . . .    $(3,057,000)
  Class B Common -- $.42 per share  . . . . . . . . . . . . . . . . .     (5,795,000)
                                                                                       (8,852,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . . .                 $ 9,832,000

Undistributed earnings divided
  by 21,166,157 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . . .                      $.4645


                                                                             Class A      Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . . .         $.4645       $.4645

Assumed distribution of earnings  . . . . . . . . . . . . . . . . . .          .4150        .4200

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . .         $.8795       $.8845

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $.88         $.88

                                                                             Part I - Exhibit (11)


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
                    KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                          COMPUTATION OF EARNINGS PER SHARE
                         THREE MONTHS ENDED DECEMBER 31, 1994
                                    (UNAUDITED)


Net income, three months ended December 31, 1994  . . . . . . . . . .                 $11,660,000

Dividends declared:
  Class A Common -- $.2075 per share  . . . . . . . . . . . . . . . .     $(1,522,000)
  Class B Common -- $.21 per share  . . . . . . . . . . . . . . . . .      (2,883,000)
                                                                                       (4,405,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . . .                 $ 7,255,000

Undistributed earnings divided
  by 21,081,706 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . . .                      $.3441


                                                                              Class A     Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . . .          $.3441      $.3441

Assumed distribution of earnings  . . . . . . . . . . . . . . . . . .           .2075       .2100

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . .          $.5516      $.5541

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $.55        $.55

                              COMPUTATION OF EARNINGS PER SHARE
                             THREE MONTHS ENDED DECEMBER 31, 1993
                                        (UNAUDITED)


Net income, three months ended December 31, 1993  . . . . . . . . . .                  $8,404,000

Dividends declared:
  Class A Common -- $.2075 per share  . . . . . . . . . . . . . . . .     $(1,528,000)
  Class B Common -- $.21 per share  . . . . . . . . . . . . . . . . .      (2,898,000)
                                                                                       (4,426,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . . .                  $3,978,000

Undistributed earnings divided
  by 21,164,358 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . . .                      $.1880


                                                                              Class A     Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . . .          $.1880      $.1880

Assumed distribution of earnings  . . . . . . . . . . . . . . . . . .           .2075       .2100

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . .          $.3955      $.3980

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $.40        $.40

                                                                             Part I - Exhibit (11)